Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 19, 2010, relating to the financial statements and financial statement schedule of Mindspeed Technologies, Inc., and the effectiveness of Mindspeed Technologies, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Mindspeed Technologies, Inc. for the year ended October 1, 2010.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

November 1, 2011